                                                                    EXHIBIT 99.3

                UNAUDITED PROFORMA BALANCE SHEET OF REGISTRANT(1)

                                                                                                                     Pro Forma
                                                                          06/30/01             Proforma              06/30/01
                                                                         (Unaudited)         Adjustments            (Unaudited)
                                                                         -----------         -----------            -----------
ASSETS
Current Assets
      Cash .......................................................       $    110,032        $          0           $    110,032
      Restricted Cash ............................................                  0           2,800,000(2)           2,800,000
      Accounts Receivable, Trade .................................         19,646,193                   0             19,646,193
      Inventories ................................................         18,234,913                   0             18,234,913
      Deferred Income Taxes ......................................            578,000                   0                578,000
      Net Current Assets of Discontinued Operations ..............             57,062                   0                 57,062
      Prepaid Expenses and Other Current Assets ..................            933,855                   0                933,855
                                                                         ------------        ------------           ------------
         TOTAL CURRENT ASSETS:                                           $ 39,560,055        $  2,800,000           $ 42,360,055
                                                                         ------------        ------------           ------------
Property and Equipment
      Continuing Operations (Net) ................................       $  4,958,935        $          0           $  4,958,935
      Discontinued Operations (Net) ..............................            800,000                   0                800,000
Other Assets
      Goodwill (Net) .............................................            503,777                   0                503,777
      Deferred Income Taxes ......................................            307,000                   0                307,000
      Due from Stockholders ......................................            237,262                   0                237,262
      Other Assets ...............................................            679,723                   0                679,723
                                                                         ------------        ------------           ------------
                                                                            1,727,762                   0              1,727,762
                                                                         ------------        ------------           ------------
         TOTAL ASSETS:                                                   $ 47,046,752        $  2,800,000           $ 49,846,752
                                                                         ------------        ------------           ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
      Accounts Payable; Trade ....................................       $ 14,173,375        $   (400,000)(3)       $ 13,773,375
      Revolving Loan Indebtedness ................................         22,076,582                   0             22,076,582
      Long-Term Indebtedness, Current Portion ....................            811,878                   0                811,878
      Accrued Expenses and Other Current Liabilities .............          3,231,578             100,000(5)           3,331,578
      Estimated Loss on Disposal of Discontinued Operation .......            860,161                   0                860,161
                                                                         ------------        ------------           ------------
         TOTAL CURRENT LIABILITIES:                                      $ 41,153,574        $   (300,000)          $ 40,853,574
                                                                         ------------        ------------           ------------
Long-Term Liabilities
      Revolving Loan Indebtedness ................................       $          0        $          0           $          0
      Subordinated Debenture .....................................          4,453,125                   0              4,453,125
      Long-Term Indebtedness, Non-Current Portion ................            434,853            (100,000)(3)            334,853
      Deferred Income Taxes ......................................            214,922                   0                214,922
                                                                         ------------        ------------           ------------
         TOTAL LONG-TERM LIABILITIES:                                    $  5,102,900        $   (100,000)          $  5,002,900
                                                                         ------------        ------------           ------------
Minority Interest in Subsidiary                                          $    100,000        $   (100,000)(4)       $          0
                                                                         ------------        ------------           ------------
Stockholders' Equity:
      Preferred Stock, Series A ..................................       $          0        $  2,800,000(2)        $  2,800,000
      Common Stock ...............................................             75,072                 500(4)
                                                                                                    2,867(3)              78,439
      Additional Paid-In Capital .................................          9,219,911            (100,000)(5)
                                                                                                   99,500(4)
                                                                                                  497,133(3)           9,716,544
      Retained Earnings ..........................................         (7,656,791)                  0             (7,656,791)
      Accumulated Other Comprehensive Losses .....................           (947,914)                  0               (947,914)
                                                                         ------------        ------------           ------------
                                                                         $    690,278        $  3,300,000           $  3,990,278
                                                                         ------------        ------------           ------------
         TOTAL:                                                          $ 47,046,752        $  2,800,000           $ 49,846,752
                                                                         ============        ============           ============


The accompanying footnotes are an integral part of this Pro Forma Consolidated Balance Sheet (footnotes follow on next page).


                                 EX99.3-Page 1

FOOTNOTES TO UNAUDITED PRO FORMA BALANCE SHEET

(1)      UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

         This unaudited pro forma consolidated balance sheet was prepared to demonstrate the pro forma effect of the $2,800,000 equity investment (Note 2), conversion of liabilities to equity (Note 3), and the exchange of eParts eXchange, Inc. ("EPX") preferred stock for equity (Note 4).

         Accordingly, certain disclosures accompanying annual financial statements prepared in accordance with generally accepted accounting principles are omitted. For additional disclosures, see Notes to Consolidated Financial Statements contained in the Annual Report on Form 10-K of Universal Automotive Industries, Inc. (the "Company") for the year ended December 31, 2000. The unaudited pro forma adjustments set forth do not have any effect on the Company's reported Statement of Operations. Convertible securities issued by the Company are only included in the computation of weighted average number of shares, where their inclusion is not anti-dilutive. For the six months ended June 30, 2001 and the year ended December 31, 2000, common stock equivalents are not included in the weighted average number of shares outstanding. The pro forma loss per share as of June 30, 2001 and December 31, 2000 would have been $0.11 and $0.31, respectively compared to reported losses per share of $0.12 as of June 30, 2001 and $0.32 as of December 31, 2000.

(2)      PRO FORMA ADJUSTMENT FOR $2,800,000 EQUITY INVESTMENT

         On August 28, 2001, the Company consummated a definitive agreement ("Agreement") with an affiliate of Wanxiang America Corporation and has issued 201,438 shares of Series A Preferred Stock, convertible into 2,014,380 shares of Common Stock, subject to standard weighted average antidilution protection, and representing approximately 20% of the Company's capital stock on a post-closing basis in exchange for $2,800,000 in cash. The stock carries no dividend, but has an 8% per annum compounding liquidation preference. The Agreement provides Wanxiang with one-year warrants to purchase up to 800,000 shares of common stock at $2.00 per share and 800,000 shares of common stock at the greater of $2.00 per share or 90% of the rolling average public market price for the Company's shares. It also provides Wanxiang with a "Default Warrant" which would be triggered in the event of the Company's default of certain covenants, representations or warranties to Wanxiang. The Default Warrant provides Wanxiang the right to purchase up to 2,500,000 shares of the Company's common stock at the greater of 150% of book value or at a per-share price based on a formula tied to six times EBITDA of the Company. The common stock issuable on conversion of the preferred or exercise of the warrants will be registrable pursuant to a registration rights agreement. The Agreement further contemplates a shareholders' agreement pursuant to which, in the event the Default Warrant is exercised, Wanxiang would receive a proxy to vote a corresponding percentage of the shares held by the Company's two largest shareholders, Arvin Scott and Yehuda Tzur, as well as certain rights of first refusal with respect to off market sales of their shares. In addition, the Agreement calls for a long-term supply agreement whereby Wanxiang will be provided a right of first refusal to source on competitive terms the products purchased by the Company in China.

         The Agreement contains a "put" right, enabling Wanxiang to effectively put back its shares for a return of its funds, and to terminate the various agreements covered by the Agreement, in the event the Company is unable to demonstrate within 90 days following closing that Nasdaq has confirmed that the Company has corrected its net tangible asset deficiency to Nasdaq's satisfaction. The Company's pro forma net tangible assets as of June 30, 2001, after giving effect to the Agreement, conversion of liabilities to equity (Note
3),and the exchange of EPX preferred stock for equity total approximately $3,486,501. The Company will be providing formal notice of the aforesaid equity investment. While the Company believes that this will demonstrate net tangible assets substantially in excess of the minimum required amounts, the Company cannot presently determine whether the above actions, without additional equity enhancement, will cure the net tangible assets deficiency to Nasdaq's satisfaction.

         Because of the "put" right, the Company has classified the cash proceeds in this Unaudited Pro Forma Balance Sheet as restricted cash. Once the "put" right lapses, the Company intends to use the proceeds to pay down certain of the Company's existing obligations.


                                 EX99.3-Page 2

(3)      CONVERSION OF LIABILITIES TO EQUITY

         The Company has completed a private offering of its common stock to certain of its key suppliers pursuant to which they have agreed to convert certain of the accounts payable of the Company owed to them into common stock at a slight discount to the public market price of its common stock from time to time. To date, the Company has converted approximately $500,000 of such liabilities to common stock; $100,000 was converted during the quarter ended June 30, 2001, and the remaining $400,000 was converted as of July 31, 2001. In addition, the Company completed an agreement with the former owner of its Walkerton, Virginia friction plant whereby the former owner agreed to accept Company stock in exchange for $100,000 of the Company's remaining debt to him. The common shares were issued as of July 31, 2001. The pro forma adjustments include the impact of these transactions as if they occurred on June 30, 2001.

(4)      MINORITY INTEREST IN SUBSIDIARY

         The Company has entered into exchange agreements with the minority holders of the preferred stock of the Company's now inactive EPX subsidiary, under which the Company will exchange its common stock for the holders' EPX preferred stock based upon a $2.00 per share value of the Company's common stock, with the preferred stock valued at the original paid-in capital for the preferred stock. $350,000 in stock value was issued as of June 30, 2001. The remaining $100,000 will be issued no later than September 30, 2001; the pro forma adjustments include the impact of this transaction as if it had occurred on June 30, 2001.

(5)      CLOSING COSTS

         The Company estimates that legal and other closing costs associated with the Wanxiang investment will be approximately $100,000.






                                 EX99.3-Page 3